EXHIBIT 5.1

                                        August 27, 2004

Axonyx Inc.
500 Seventh Avenue, 10th Floor
New York, New York  10018

      Re: Reoffer Prospectus Contained in Registration Statement on Form S-8 Relating to 100,000 Shares of Common Stock

Gentlemen:

      You have requested our opinion in connection with the above-referenced registration statement (the "Registration Statement"), relating to up to 100,000 shares of Common Stock, par value $0.001 per share, of Axonyx Inc. (the "Company") that the Registration Statement contemplates will be sold by certain selling stockholders.

      We have reviewed copies of the Restated Articles of Incorporation of the Company (including amendments thereto), the By-laws of the Company, the Registration Statement and exhibits thereto and have examined such corporate documents and records and other certificates, and have made such investigations of law, as we have deemed necessary in order to render the opinion hereinafter set forth. As to certain questions of fact material to our opinion, we have relied upon the certificate of an officer of the Company and upon certificates of public officials.

      Based upon and subject to the foregoing, we are of the opinion that the 100,000 shares of Common Stock of the Company that are being offered by the selling stockholders have been duly authorized and are, or upon proper exercise of the warrants in accordance with their terms, will be, validly issued, fully paid and non-assessable.

      We hereby consent to the reference to us under the caption "Legal Matters" in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,


                                        /s/  Ehrenreich Eilenberg & Krause LLP
                                        Ehrenreich Eilenberg & Krause LLP